Exhibit 10.3

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to the Purchase Agreement (as defined below), dated as of August 4, 2021 (this “Amendment”), is by and between Stagwell Inc., a Delaware corporation (together with any successor or assign pursuant to Section 6.07 of the Purchase Agreement (as defined below), the “Company”), as successor to and assignee of Midas OpCo LLC, a Delaware limited liability company (“OpCo”), and Stagwell Agency Holdings LLC, a Delaware limited liability company (together with its successors and any Purchaser Affiliate or Purchaser Related Fund that becomes a party to the Purchase Agreement in accordance with Section 4.02 and Section 6.07 thereof, the “Purchaser”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in the Purchase Agreement.

WHEREAS, MDC Partners Inc., a Canadian corporation, (“MDC”) and the Purchaser are parties to the Securities Purchase Agreement, dated as of March 14, 2019 (as in effect immediately prior to the effectiveness of this Amendment, the “Purchase Agreement”) by means of which, subject to the terms and conditions set forth therein, the Purchaser purchased from MDC, and MDC issued and sold to the Purchaser, 14,285,714 class A common shares and 50,000 Series 6 convertible preference shares in the capital of MDC;

WHEREAS, on December 21, 2020, MDC entered into a Transaction Agreement (as amended by that certain Amendment No. 1, dated as of June 4, 2021, and that certain Amendment No. 2, dated as of July 8, 2021, the “Transaction Agreement”), by and among Stagwell Media LP, a Delaware limited partnership (“Stagwell”), MDC, New MDC LLC and Midas Merger Sub 1 LLC, a Delaware limited liability company;

WHEREAS, prior to the date hereof, MDC domesticated as a Delaware corporation and then converted into a Delaware limited liability company and changed its name to Midas OpCo LLC;

WHEREAS, in connection with the consummation of the transactions contemplated by the Transaction Agreement (the “Transactions”), among other things, (i) each holder of Class A common shares, Class B common shares, Series 4 convertible preference shares and Series 6 convertible preference shares of MDC received an equivalent number of shares of Class A common stock, Class B common stock, Series 4 convertible preferred stock, or Series 6 convertible preferred stock, respectively, of the Company, (ii) the Company issued a number of shares of Class C common stock to Stagwell and (iii) as a result of the actions in the foregoing clauses (i) and (ii), Stagwell holds a majority of the total voting power of the Company; and

WHEREAS, the parties desire to effect the assignment of the Purchase Agreement from OpCo to the Company and to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, OpCo and the Purchaser, intending to be legally bound, hereby agree as follows:

a.	Section 6.07 shall be amended to add the following sentence at the end of such Section:

“Notwithstanding anything to the contrary set forth herein, the Company may assign this Agreement with the prior written consent of Purchaser.”

b.	Pursuant to Section 6.07 of the Purchase Agreement, as amended hereby and with the consent of Purchaser, OpCo hereby assigns, and the Company hereby accepts, the Purchase Agreement (as amended by this Amendment) to the Company and from and after the date hereof the provisions of the Purchase Agreement, as may be amended from time to time, shall inure to the benefit of and be binding upon the Company, as assignee of OpCo, and the Company shall assume all of the OpCo’s rights and obligations under the Purchase Agreement.

c.	The following definition of “Certificate of Designation” is hereby added after the definition of “CBCA” and before the definition of “Change in Control”:

“Certificate of Designation” means both (a) the certificate of designation designating the Series 6 Preferred Shares (the “Series 6 Certificate of Designation”), and (b) the certificate of designation designating the Alternative Preference Shares (the “Series 7 Certificate of Designation”) in substantially the form attached as Exhibit A to the Amendment.

d.	With the exception of the references in the definition of “Convertible Preference Shares” and Article III, each reference to the “Series 6 Articles of Amendment” shall be replaced with “Series 6 Certificate of Designation”.

e.	Each reference to “Series 7 Articles of Amendment” shall be replaced with “Series 7 Certificate of Designation”.

f.	With the exception of the references in Article III, each reference to the “Articles of Amendment” shall be replaced with “Certificate of Designation”.

g.	The following definition of “Series 6 Preferred Shares” is hereby added after the definition of “Selling Holders” and before the definition of “Shares”:

“Series 6 Preferred Shares” means the shares of series 6 convertible preferred stock in the Company having the terms set forth in the Series 6 Certificate of Designation.

h.	With the exception of the references in Article II, Article III and the first sentence of Section 4.04, all references to “Preferred Shares” shall be replaced with “Series 6 Preferred Shares” in each instance where they appear in the Purchase Agreement.

i.	The sentence “The Purchaser is not resident in any jurisdiction of Canada, and is a non-resident of Canada for purposes of the Income Tax Act (Canada)” in Section 3.02(d)(i) is removed and replaced with the following:

“The Purchaser is a United States Person as defined in section 7701(a)(30) of the Internal Revenue Code of 1986.”

j.	The penultimate sentence in Section 4.07 is hereby deleted.

k.	Sections 4.14 and 4.15 are hereby amended and restated as follows:

Section 4.14. [RESERVED]

Section 4.15. [RESERVED]

l.	The following definition of “Class C Shares” is hereby added after the definition of “Class B Shares” and before the definition of “Closing”:

“Class C Shares” means Class C Shares of the Company.

m.	The definition of “Company Common Shares” is hereby amended and restated as follows:

“Company Common Shares” means the common shares of the Company outstanding from time to time, including the Class A Shares, the Class B Shares and the Class C Shares.

n.	The following definition of “New MDC” is hereby added after the definition of “NASDAQ” and before the definition of “Offer Notice”:

“New MDC” means Stagwell Inc., a Delaware corporation (together with any successor or assign pursuant to Section 6.07 of this Agreement).

o.	The following definition of “New MDC Class A Shares” is hereby added after the new definition of “New MDC” and before the definition of “Offer Notice”:

“New MDC Class A Shares” means the shares of Class A common stock of New MDC.

p.	With the exception of the references in the definition of “Class A Shares,” the definition of “Material Adverse Effect,” Article II, Article III and the first sentence of Section 4.04, all references to “Class A Shares” shall be replaced with “New MDC Class A Shares” in each instance where they appear in the Purchase Agreement.

q.	The following definition of “New MDC Class B Shares” is hereby added after the new definition of “New MDC Class A Shares” and before the definition of “Offer Notice”:

“New MDC Class B Shares” means the shares of Class B common stock of New MDC.

r.	With the exception of the references in the definition of “Class B Shares” and Article III, all references to “Class B Shares” shall be replaced with “New MDC Class B Shares” in each instance where they appear in the Purchase Agreement.

s.	The following definition of “New MDC Class C Shares” is hereby added after the new definition of “New MDC Class B Shares” and before the definition of “Offer Notice”:

“New MDC Class C Shares” means the shares of Class C common stock of New MDC.

t.	The following definition of “New MDC Common Shares” is hereby added after the new definition of “New MDC Class C Shares” and before the definition of “Offer Notice”:

“New MDC Common Shares” means the shares of common stock of New MDC outstanding from time to time, including the New MDC Class A Shares, the New MDC Class B Shares and the New MDC Class C Shares.

u.	With the exception of the references in Article III, all references to “Company Common Shares” shall be replaced with “New MDC Common Shares” in each instance where they appear in the Purchase Agreement.

v.	Section 6.02(b) is hereby deleted in its entirety and replaced by the following:

“(b) If to Stagwell Inc., to:

Stagwell Inc.
One World Trade Center, Floor 65
New York, NY 10007
Attention: Frank Lanuto
Email: FLanuto@mdc-partners.com

and:

With a copy (which shall not constitute actual or constructive notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Kimberly Spoerri
Email: kspoerri@cgsh.com”

w.	Ratification of Agreement. Except as expressly provided in this Amendment, all of the terms, covenants, and other provisions of the Purchase Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms. From and after the date hereof, all references to the Purchase Agreement shall refer to the Purchase Agreement as amended by this Amendment and each reference in the Purchase Agreement to the “date hereof” or the “date of this Agreement” shall be deemed to refer to March 14, 2019.

x.	Effectiveness; No Waiver. This Amendment shall become effective as of the date first written above. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement (including, without limitation, in respect of any breach of the Agreement occurring prior to or existing as of the date hereof) or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

y.	Miscellaneous. The provisions of Article VI (Miscellaneous) (other than Section 6.01 and the proviso of Section 6.06) of the Purchase Agreement, as amended pursuant to this Amendment, shall apply mutatis mutandis to this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

Midas Opco LLC

By:	/s/ Frank Lanuto
	Name:	Frank Lanuto
	Title:	President

Stagwell Inc.

By:	/s/ Frank Lanuto
	Name:	Frank Lanuto
	Title:	Chief Financial Officer
Stagwell Agency Holdings LLC

By:	/s/ Ryan J. Greene
	Name:	Ryan J. Greene
	Title:	Chief Financial Officer